Exhibit 99.1

For Immediate Release İ Global Communications İ MetLife, Inc.

METLIFE ANNOUNCES $19.2 BILLION RISK TRANSFER

TRANSACTION; FURTHER INCREASES SHARE REPURCHASE

AUTHORIZATION TO $4 BILLION

•	Agreement with Global Atlantic to reinsure approximately $19.2 billion of U.S. retail life insurance and fixed annuity statutory reserves

•	MetLife Board of Directors approves a further increase in share repurchase authorization to $4 billion

•	Transaction demonstrates MetLife’s focus on risk management and on deploying capital to its highest and best use to create long-term value for shareholders and other stakeholders

NEW YORK, May 25, 2023 – MetLife, Inc. (NYSE: MET) today announced it has entered into an agreement with Global Atlantic Financial Group (Global Atlantic), a retirement and life insurance company, to reinsure approximately $19.2 billion of U.S. retail universal life, variable universal life, universal life with secondary guarantees, and fixed annuity statutory reserves.

The combined value of the transaction is expected to be approximately $3.25 billion with a ceding commission of $2.25 billion and $1 billion of capital that will be released. In addition, MetLife’s Board of Directors has approved a $1 billion increase in the company’s share repurchase authorization. This is incremental to the $3 billion authorization announced earlier in May 2023, and brings MetLife’s total share repurchase authorization outstanding to roughly $4 billion.

The planned reinsurance transaction with Global Atlantic is aligned with MetLife’s disciplined evaluation of risk transfer options within MetLife Holdings, the closed-block businesses of the company’s former U.S. Retail segment. The transaction will accelerate the run-off of MetLife’s legacy business and is the latest tactical milestone in executing across the company’s Next Horizon strategic pillars of focus, simplify and differentiate.

MetLife anticipates that the transaction will positively impact several key financial metrics. These include adding to the company’s adjusted earnings per diluted share and contributing to the company’s 13% to 15% adjusted return on equity target.

“This transaction is another critical step in creating long-term value for our shareholders and for all our stakeholders,” said MetLife President and CEO Michel Khalaf. “It will reduce enterprise risk and enable us to further invest in responsible growth while also returning capital to our shareholders — underscoring our financial strength and our balanced approach to capital management.”

Agreement summary

•

MetLife plans to reinsure approximately $19.2 billion U.S. retail life insurance and fixed annuity statutory reserves with Global Atlantic, including $14 billion of U.S. retail life insurance comprised of universal life, variable universal life, and universal life with secondary guarantees, and $5.2 billion of fixed annuities.

•	As part of MetLife’s ongoing commitment to its policyholders, the company will continue to be responsible for all customer-related functions.

•	MetLife Investment Management secured a mandate to manage a significant amount of the assets under a five-year investment management agreement.

•	The reinsurance transaction is structured on a coinsurance and modified coinsurance basis.

•

The transaction is expected to close in the second half of 2023. The consummation of the closing under the agreement is subject to the satisfaction or waiver of customary closing conditions specified in the agreement, including the receipt of required regulatory approvals.

Investor Conference Call

On Thursday, May 25, 2023, from 9-9:30 a.m. (ET), MetLife President and CEO Michel Khalaf and MetLife CFO John McCallion will further discuss the agreement with Global Atlantic.

The conference call will be available live via telephone and the internet. To listen via telephone, dial 877-692-8955 (U.S.) or 234-720-6979 (outside the U.S.). The participant access code is 2510803. To listen to the conference call via the internet, click the link to the webcast on the MetLife Investor Relations web page (https://investor.metlife.com). Those who want to listen to the call via telephone or the internet should dial in or go to the website at least 15 minutes prior to the call to register and/or download and install any necessary audio software.

The conference call will be available for replay via telephone and the internet beginning at 2 p.m. (ET) on Thursday, May 25, 2023, until Wednesday, May 31, 2023, at 12 a.m. (ET). To listen to a replay of the conference call via telephone, dial 866-207-1041 (U.S.) or 402-970-0847 (outside the U.S.). The access code for the replay is 6629833. To access the replay of the conference call over the internet, visit the above-mentioned website.

Advisors

Organizations representing MetLife on this transaction include Goldman Sachs & Co. LLC (financial advisor) and Willkie Farr & Gallagher LLP (legal counsel).

Forward Looking and Cautionary Statements

This news release may contain or incorporate by reference information that includes or is based upon forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements give expectations or forecasts of future events and do not relate strictly to historical or current facts. They use words and terms such as “anticipate,” “are confident,” “assume,” “believe,” “continue,” “could,” “estimate,” “expect,” “if,” “intend,” “likely,” “may,” “plan,” “potential,” “project,” “should,” “will,” “would,” and other words and terms of similar meaning or that are otherwise tied to future periods or future performance, in each case in all derivative forms. They include statements relating to future actions, prospective services or products, future performance or results of current and anticipated services or products, future sales efforts, future expenses, the outcome of contingencies such as legal proceedings, and future trends in operations and financial results.

Many factors determine the results of MetLife, Inc., its subsidiaries and affiliates, and they involve unpredictable risks and uncertainties. Our forward-looking statements depend on our assumptions, our expectations, and our understanding of the economic environment, but they may be inaccurate and may change. MetLife, Inc. does not guarantee any future performance. Our results could differ materially from those MetLife, Inc. expresses or implies in forward-looking statements. The risks, uncertainties and other factors, including those relating to the COVID-19 pandemic, identified in MetLife, Inc.’s filings with the U.S. Securities and Exchange Commission, and others, may cause such differences. These factors include:

(1)

economic condition difficulties, including risks relating to public health, interest rates, credit spreads, equity, real estate, obligors and counterparties, government default, currency exchange rates, derivatives, climate change and terrorism and security;

(2)	global capital and credit market adversity;

(3)	credit facility inaccessibility;

(4)	financial strength or credit ratings downgrades;

(5)

unavailability, unaffordability, or inadequate reinsurance, including reinsurance risks that arise from reinsurers’ credit risk, and the potential shortfall or failure of risk mitigants to protect against such risks;

(6)	statutory life insurance reserve financing costs or limited market capacity;

(7)	legal, regulatory, and supervisory and enforcement policy changes;

(8)	changes in tax rates, tax laws or interpretations;

(9)	litigation and regulatory investigations;

(10)	London Interbank Offered Rate discontinuation and transition to alternative reference rates;

(11)	unsuccessful efforts to meet all environmental, social, and governance standards or to enhance our sustainability;

(12)	MetLife, Inc.’s inability to pay dividends and repurchase common stock;

(13)	MetLife, Inc.’s subsidiaries’ inability to pay dividends to MetLife, Inc.;

(14)	investment defaults, downgrades, or volatility;

(15)	investment sales or lending difficulties;

(16)	collateral or derivative-related payments;

(17)	investment valuations, allowances, or impairments changes;

(18)	claims or other results that differ from our estimates, assumptions, or models;

(19)	global political, legal, or operational risks;

(20)	business competition;

(21)	technological changes;

(22)	catastrophes;

(23)	climate changes or responses to it;

(24)	deficiencies in our closed block;

(25)	goodwill or other asset impairment, or deferred income tax asset allowance;

(26)	impairment of VOBA, VODA or VOCRA;

(27)	product guarantee volatility, costs, and counterparty risks;

(28)	risk management failures;

(29)	insufficient protection from operational risks;

(30)	failure to protect confidentiality and integrity of data or other cybersecurity or disaster recovery failures;

(31)	accounting standards changes;

(32)	excessive risk-taking;

(33)	marketing and distribution difficulties;

(34)	pension and other postretirement benefit assumption changes;

(35)	inability to protect our intellectual property or avoid infringement claims;

(36)	acquisition, integration, growth, disposition, or reorganization difficulties;

(37)	Brighthouse Financial, Inc. separation risks;

(38)	MetLife, Inc.’s Board of Directors’ influence over the outcome of stockholder votes through the voting provisions of the MetLife Policyholder Trust; and

(39)	legal- and corporate governance-related effects on business combinations.

MetLife, Inc. does not undertake any obligation to publicly correct or update any forward-looking statements if MetLife, Inc. later becomes aware that such statement is not likely to be achieved. Please consult any further disclosures MetLife, Inc. makes on related subjects in subsequent reports to the U.S. Securities and Exchange Commission.

Use of Non-GAAP Financial Measures

“Adjusted earnings per diluted share” and “adjusted return on equity” refer to measures that are not presented in accordance with accounting principles generally accepted in the United States (GAAP). “Adjusted earnings per diluted common share” should be read as “adjusted earnings available to common shareholders per diluted common share”, and should not be viewed as a substitute for the most directly comparable financial measure calculated in accordance with GAAP, “net income (loss) available to common shareholders per diluted common share”. “Adjusted return on equity” should be read as “adjusted return on equity, excluding accumulated other comprehensive income other than foreign currency translation adjustments”, and should not be viewed as a substitute for the most directly comparable financial measure calculated in accordance with GAAP, “return on equity”. More information about these measures may be found in our quarterly financial supplement and other documents, which are available on the Investor Relations portion of MetLife’s website, www.metlife.com.

About MetLife

MetLife, Inc. (NYSE: MET), through its subsidiaries and affiliates (“MetLife”), is one of the world’s leading financial services companies, providing insurance, annuities, employee benefits and asset management to help individual and institutional customers build a more confident future. Founded in 1868, MetLife has operations in more than 40 markets globally and holds leading positions in the United States, Japan, Latin America, Asia, Europe and the Middle East. For more information, visit www.metlife.com.

Contacts

For Media: Brian Blaser (212) 578-2415

For Investors: John Hall (212) 578-7888